UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/28/2007

Tim Hortons Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32843

Delaware	51-0370507
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

874 Sinclair Road
Oakville, Ontario, Canada
L6K 2Y1
(Address of principal executive offices, including zip code)

905-845-6511
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously described in the Company's 2007 proxy statement, filed on March 23, 2007, Mr. Lauer will continue his service on the Board of Directors of Wendy's International, Inc. ("Wendy's"), and in connection therewith, Mr. Lauer resigned from the Company's Board of Directors, and all committees of the Board, effective today, September 28, 2007. Mr. Lauer served as Chair of the Company's Audit Committee, and his replacement in this role will be chosen from among the remaining members of the Audit Committee at the next meeting of the Company's Board of Directors. With Mr. Lauer's departure, the separation of Board membership for the two companies, contemplated in connection with the Company's separation from Wendy's on September 29, 2006, is now complete.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tim Hortons Inc.

Date: September 28, 2007	By:	/s/ Jill E. Aebker
Jill E. Aebker
Associate General Counsel and Assistant Secretary